     As filed with the Securities and Exchange Commission on May 28, 1999

                                                            Registration No. ___
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                   ________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         NAVIGANT INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

               Delaware                          52-2080967
     (State or other Jurisdiction of          (I.R.S. Employer
     incorporation or organization)          Identification No.)

           84 Inverness Circle East, Englewood, Colorado  80112-5314
             (Address of Principal Executive Offices and Zip Code)

                         NAVIGANT INTERNATIONAL, INC.
                           1998 STOCK INCENTIVE PLAN
                             (Full title of plan)

                                Edward S. Adams
         Chairman of the Board, Chief Executive Officer and President
                         Navigant International, Inc.
                           84 Inverness Circle East
                        Englewood, Colorado  80112-5314
                    (Name and address of agent for service)

                                (303) 706-0800
         (Telephone number, including area code, of agent for service)

                         Copy to:  Holland & Hart LLP
                           Attn:  Mark D. Ebel, Esq.
                      555 Seventeenth Street, Suite 3200
                            Denver, Colorado  80202

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                      Proposed                  Proposed
Title of Securities         Amount to be       maximum offering price       maximum aggregate           Amount of
 to be registered          registered (1)             per share              offering price          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock                3,890,985                 8.0625 (2)                $31,371,067                $8,721
(par value .001 per
 share)
-----------------------------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq National Market on May 27, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     This registration statement relates to the registration of 3,890,985 shares of Common Stock, $.001 par value per share, of Navigant International, Inc. (the "Company"), issuable pursuant to options granted pursuant to the Navigant International, Inc. 1998 Stock Incentive Plan (the "Plan"). The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute prospectuses (the "Prospectuses") that meet the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents are hereby incorporated by reference in this registration statement:

          (1)  The Company's Annual Report on Form 10-K, filed pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the year ended December 27, 1998.

          (2)  The Company's Quarterly Report on Forms 10-Q, filed pursuant to
          Section 13 or 15(d) of the Exchange Act for the quarter ended March 31, 1999.

          (3) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since December 27, 1998.

          (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (SEC File No. 333-47503) filed with the Commission on February 19, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May 5, 1998, Amendment No. 2 to the Registration Statement filed on May 18, 1998, Amendment No. 3 to the Registration Statement filed on June 4, 1998 and as may be further amended (File No. 333-46539) and the Prospectus forming a part of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May 7, 1998, Amendment No. 2 to the Registration Statement filed on May 18, 1998, Amendment No. 3 to the Registration Statement filed on June 4, 1998 and as may be further amended (File No. 333-47503) (collectively referred to hereafter as the "Registration Statement").


          All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

          Article Eight of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

          Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Seven of the Company's Amended and Restated Certificate of Incorporation states that directors of the Company will not be liable to the Company or it stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     Article IV of the Company's Bylaws provides that the Company shall indemnify its officers and directors (and those serving at the request of the Company as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, an no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Unless the Board of Directors of the Company otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

Exhibit No.         Description.
----------          -----------

4.1 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the Commission on June 4, 1998.

4.2 Bylaws, incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the Commission on June 4, 1998.

4.3 Navigant International, Inc. 1998 Stock Incentive Plan, including forms of award agreements under the Incentive Plan, incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the Commission on June 4, 1998.

5.1                 Opinion of Holland & Hart LLP, counsel for the Company.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Holland & Hart LLP (contained in their opinion filed as Exhibit 5.1).


Item 9.  Undertakings.
------   ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 28, 1999.

                              NAVIGANT INTERNATIONAL, INC.



                              By:   /s/ Edward S. Adams
                                   --------------------------------
                                   Edward S. Adams, Chairman, Chief
                                   Executive Officer and President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date             Name and Title
----             --------------


May 28, 1999     /s/ Edward S. Adams
                 ---------------------------------
                 Edward S. Adams,
                 Director, Chairman of the Board,
                 Chief Executive Officer and President
                 (Principal Executive Officer)


May 28, 1999     /s/ Robert C. Griffith
                 ---------------------------------
                 Robert C. Griffith,
                 Chief Financial Officer and Treasurer
                 (Principal Financial Officer and Principal
                 Accounting Officer)


May 28, 1999     /s/ Thomas Nulty
                 ---------------------------------
                 Thomas Nulty,
                 Chief Operating Officer


May 28, 1999     /s/ Eugene A. Over, Jr.
                 ---------------------------------
                 Eugene A. Over, Jr.,
                 General Counsel and Secretary


May 28, 1999     /s/ Johnathan J. Ledecky
                 ---------------------------------
                 Johnathan J. Ledecky,
                 Director


May 28, 1999     /s/ Vassilios Sirpolaidis
                 ---------------------------------
                 Vassilios Sirpolaidis,
                 Director

May 28, 1999     /s/ Ned A. Minor
                 ---------------------------------
                 Ned A. Minor,
                 Director


May 28, 1999     /s/ D. Craig Young
                 ---------------------------------
                 D. Craig Young,
                 Director

                                EXHIBITS INDEX

Exhibit No.         Description.
-----------         -----------
4.1                 Amended and Restated Certificate of Incorporation,
                    incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC
                    File No. 333-46539), as filed with the Commission on June 4,
                    1998.

4.2 Bylaws, incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the Commission on June 4, 1998.

4.3 Navigant International, Inc. 1998 Stock Incentive Plan, including forms of award agreements under the Incentive Plan, incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the Commission on June 4, 1998.

5.1                 Opinion of Holland & Hart LLP, counsel for the Company.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Holland & Hart LLP (contained in their opinion filed as Exhibit 5.1).